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                                                                     Exhibit 5.1

                            Snow Becker Krauss P.C.
                                605 Third Avenue
                               New York, NY 10158

                                                           March 9, 1998
  AgriBioTech, Inc.
  2700 Sunset Road, Suite 25
  Las Vegas, Nevada 89120

       Re: Registration Statement on Form S-3 Relating to 7,000,000 Shares of Common Stock, Par Value $.001 Per Share, of AgriBioTech, Inc.
            -------------------------------------------------------------

  Gentlemen:

       We are acting as counsel to AgriBioTech, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-3 (the "Registration Statement") relating to 7,000,000 shares of Common Stock (the "Shares"), $.001 par value per share, of the Company that may be sold by the Selling Stockholders.

       We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and amendments thereto and the Company's Amended and Restated By-Laws, as each is currently in effect, the Registration Statement, and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

       In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

       Based upon and subject to the foregoing, we are of the opinion that:

       1. The Company has been duly organized, is validly existing, and in good standing under the laws of the State of Nevada.

       2. The Shares have been duly authorized, legally issued and are fully paid and non-assessable.


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       We hereby consent to the filing of this opinion as an exhibit to the
  Registration Statement and to the reference in the Registration Statement to this firm under the heading "Interests of Named Experts and Counsel." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Snow Becker Krauss P.C.
                                           ---------------------------
                                           SNOW BECKER KRAUSS P.C.